Exhibit 23
Consent of Independent Registered Public Accountants

We have issued our report dated February 12, 2004 (except for the last paragraph of Note G, as to which the date is February 11, 2005), accompanying the consolidated financial statements and schedule included in the Annual Report of Applica Incorporated on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of Applica Incorporated on Form S-3 (File No. 33-26955, effective February 8, 1989), Form S-8 (File No. 33-36424, effective on August 17, 1990), Form S-8 (File No. 33-58574, effective February 22, 1993), Form S-3 (File No. 333-06759, effective June 25, 1996), Form S-8 (File No. 333-52389, effective May 12, 1998), Form S-8 (File No. 333-52383, effective May 12, 1998), Form S-8 (File No. 333-86507, effective August 3, 1999), Form S-8 (File No. 333-39986, effective June 23, 2000) and Form S-8 (File No. 333-39990, effective June 23, 2000).

/s/ Grant Thornton LLP

Miami, Florida
March 9, 2005